UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

(901) 302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2025, SurgePays, Inc., a Nevada corporation (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan”), pursuant to which the Company may offer and sell shares of its common stock (subject to certain limitations set forth in the ATM Agreement), from time to time, to or through Titan, acting as sales agent and/or principal. Sales of shares of common stock, if any, pursuant to the ATM Agreement will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

The Company is not obligated to make any sales of common stock under the ATM Agreement and no assurance can be given that the Company will sell any shares under the ATM Agreement, or, if it does, as to the price or amount of shares that the Company will sell, or the dates on which any such sales will take place. The offering of shares of Company common stock pursuant to the ATM Agreement will terminate upon the termination of the ATM Agreement as permitted therein.

The shares of Company common stock will be sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-273110), initially filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2023, and declared effective by the Commission on November 3, 2023, including the base prospectus contained therein, as supplemented by a prospectus supplement dated August 5, 2025 (the “Prospectus Supplement”) and filed with the Commission pursuant to Rule 424(b) under the Securities Act. In accordance with the terms of the ATM Agreement, under the Prospectus Supplement, the Company may offer and sell shares of its common stock having an aggregate offering price of up to $15,000,000, from time to time, to or through Titan, which is within the Company’s current “baby shelf” limitations under General Instruction I.B.6. of Form S-3.

The Company will pay Titan a commission at a fixed rate of 3.0% of the gross proceeds of each sale of shares of Company common stock sold through or to Titan under the ATM Agreement and will reimburse Titan for the fees and disbursements of its legal counsel incurred in connection with entering into the transactions contemplated by the ATM Agreement, in addition to fees at each “Representation Date” (as defined in the ATM Agreement) in connection with ongoing diligence arising from the transactions contemplated by the ATM Agreement.

The Company made certain customary representations, warranties and covenants in the ATM Agreement concerning the Company and its subsidiaries and the registration statement and base prospectus contained therein, the Prospectus Supplement and other documents and filings relating to the offering of the shares. In addition, the Company has also provided Titan with customary indemnification rights.

The Company intends to use the net proceeds from the offering, if any, after deducting commissions payable to Titan and estimated offering expenses payable by the Company, for the expansion of the Company’s Lifeline business, working capital and general corporate purposes.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of the opinion of Ellenoff Grossman & Schole LLP regarding the shares of common stock to be sold under the ATM Agreement is filed as Exhibit 5.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
1.1	At the Market Offering Agreement, dated August 5, 2025, between SurgePays, Inc., and Titan Partners Group LLC, a division of American Capital Partners, LLC
5.1	Opinion of Ellenoff Grossman & Schole LLP
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
104	Cover Page Interactive Date (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: August 5, 2025	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer